Exhibit 99.1

TTEC Announces Fourth Quarter and Full Year 2019

Financial Results

Signs Bookings of $120 Million in the Fourth Quarter and $488 Million in 2019

Provides Outlook for Full Year 2020

Full Year 2019

Revenue was $1.644 Billion

Operating Income was $123.7 Million or 7.5 Percent of Revenue

(Non-GAAP $129.2 Million or 7.9 Percent of Revenue)

Net Income was $77.2 Million ($88.4 Million Non-GAAP)

Adjusted EBITDA was $209.1 Million or 12.7 Percent of Revenue

Fully Diluted EPS was $1.65 ($1.89 Non-GAAP)

Fourth Quarter 2019

Revenue was $461.3 Million

Operating Income was $42.8 Million or 9.3 Percent of Revenue

(Non-GAAP $43.1 Million or 9.3 Percent of Revenue)

Net Income was $28.3 Million ($30.3 Million Non-GAAP)

Adjusted EBITDA was $63.2 Million or 13.7 Percent of Revenue

Fully Diluted EPS was $0.60 ($0.65 Non-GAAP)

DENVER, March 4, 2020 – TTEC Holdings, Inc. (NASDAQ: TTEC), a leading digital global customer experience technology and services company focused on the design, implementation and delivery of transformative solutions for many of the world’s most iconic and disruptive brands, today announced financial results for the fourth quarter and full year ended December 31, 2019.

“We delivered record revenue and profit in 2019 and overperformed against many of our internal targets,” commented Ken Tuchman, chairman and chief executive officer of TTEC. “Our journey over the past decade has included significant investments to grow our overall portfolio of technology-rich CX solutions, culminating in a set of integrated capabilities that today allows TTEC to deliver everything from management consulting to recurring technology services and outcome based operational execution. This has optimized our access to the highest growing areas within the customer experience ecosystem. The current CX market tailwinds, combined with our reputation of excellence, history of innovation, and unrivaled CX technology and services, position us to advance our revenue growth and margin expansion in 2020 and beyond.”

FULL YEAR 2019 FINANCIAL HIGHLIGHTS

Revenue

•	Full year 2019 GAAP revenue increased 8.9 percent to $1.644 billion compared to $1.509 billion in the prior year.

•	Foreign exchange had a $0.8 million positive impact on revenue for full year 2019.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Income from Operations

•	Full year 2019 GAAP income from operations was $123.7 million, or 7.5 percent of revenue, compared to $92.1 million, or 6.1 percent of revenue in the prior year.
•	Non-GAAP income from operations, excluding $5.5 million in restructuring and impairment charges, was $129.2 million or 7.9 percent of revenue versus 6.9 percent for the prior year.

•	Foreign exchange had a $7.0 million positive impact on income from operations for full year 2019.

Adjusted EBITDA

•	Full year 2019 Non-GAAP Adjusted EBITDA was $209.1 million, or 12.7 percent of revenue, compared to $188.7 million, or 12.5 percent of revenue in the prior year.

Earnings Per Share

•	Full year 2019 GAAP fully diluted earnings per share was $1.65 compared to $0.77 for the same period last year.
•	Non-GAAP fully diluted earnings per share was $1.89 compared to $1.49 in the prior year.

Bookings

•	During full year 2019, TTEC signed an estimated $488 million in annualized contract value. Full year bookings mix was diversified across segments, verticals, and geographies.

FOURTH QUARTER 2019 FINANCIAL HIGHLIGHTS

Revenue

•	Fourth quarter 2019 GAAP revenue increased 10.1 percent to $461.3 million compared to $419.1 million in the prior year period.

•	Foreign exchange had a $4.0 million positive impact on revenue in the fourth quarter 2019.

Income from Operations

•	Fourth quarter 2019 GAAP income from operations was $42.8 million, or 9.3 percent of revenue, compared to $39.0 million, or 9.3 percent of revenue in the prior year period.
•	Non-GAAP income from operations, excluding $0.3 million in restructuring and impairment charges, was $43.1 million or 9.3 percent of revenue versus 11.0 percent for the prior year period.

•	Foreign exchange had a $2.5 million positive impact on income from operations in the fourth quarter 2019.

Adjusted EBITDA

•	Fourth quarter 2019 Non-GAAP Adjusted EBITDA was $63.2 million, or 13.7 percent of revenue, compared to $64.0 million, or 15.3 percent of revenue in the prior year period.

Earnings Per Share

•	Fourth quarter 2019 GAAP fully diluted earnings per share was $0.60 compared to $0.44 for the same period last year.
•	Non-GAAP fully diluted earnings per share was $0.65 compared to $0.63 in the prior year period.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Bookings

•	During the fourth quarter 2019, TTEC signed an estimated $120 million in annualized contract value. Fourth quarter bookings mix was diversified across segments, verticals, and geographies.

STRONG CASH FLOW AND BALANCE SHEET FUND INVESTMENTS AND DIVIDENDS

•	Cash flow from operations in the fourth quarter 2019 was $53.6 million compared to $2.2 million for the fourth quarter 2018. For the full year 2019, cash flow from operations was $238.0 million compared to $168.3 million for the same period 2018.

•	Capital expenditures in the fourth quarter 2019 were $16.3 million compared to $11.6 million for the fourth quarter 2018. For the full year 2019, capital expenditures were $60.8 million compared to $43.5 million for the same period 2018.

•	As of December 31, 2019, TTEC had cash and cash equivalents of $82.4 million and debt of $307.5 million, resulting in a net debt position of $225.1 million. This compares to a net debt position of $226.3 million for the same period 2018.

•	As of December 31, 2019, TTEC had approximately $530 million of additional borrowing capacity available under its revolving credit facility compared to $360 million for the same period 2018.

•	Paid a $0.32 per share, or $14.9 million, semi-annual dividend on October 17, 2019. On February 27, 2020, the Board declared the next semi-annual dividend of $0.34 per share, payable on April 16, 2020 to shareholders of record as of April 1, 2020. This dividend represents a 6.3 percent increase over the October 2019 dividend and 13.3 percent over the April 2019 dividend.

SEGMENT REPORTING & COMMENTARY

Effective June 30, 2019, TTEC reports financial results for the following two business segments:

1.	TTEC Digital (Digital) - Previously TTEC’s Customer Strategy Services and Customer Technology Services segments.

2.	TTEC Engage (Engage) – Previously TTEC’s Customer Growth Services and Customer Management Services segments.

Financial highlights for the two segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Fourth quarter 2019 GAAP revenue for TTEC Digital increased 18.4 percent to $82.4 million from $69.6 million for the year ago period. Income from operations was $11.8 million or 14.3 percent of revenue compared to operating income of $12.5 million or 17.9 percent of revenue for the prior year period.
•	Non-GAAP income from operations was $11.9 million, or 14.4 percent of revenue compared to operating income of $12.7 million or 18.3 percent of revenue in the prior year period.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud prevention services

•	Fourth quarter 2019 GAAP revenue for TTEC Engage increased 8.4 percent to $379.0 million from $349.6 million for the year ago period. Income from operations was $31.0 million or 8.2 percent of revenue compared to operating income of $26.5 million or 7.6 percent of revenue for the prior year period.
•	Non-GAAP income from operations was $31.2 million, or 8.2 percent of revenue compared to operating income of $33.2 million or 9.5 percent of revenue in the prior year period.
•	Foreign exchange had a $4.1 million positive impact on revenue and $2.5 million positive impact on income from operations.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, among other items.

BUSINESS OUTLOOK

“2019 was a milestone year for us, exceeding many of our key goals,” commented Regina Paolillo, chief financial and administrative officer. “We achieved record financial results, completed a strategic acquisition, entered into new and expanded technology channel partnerships, significantly grew our CX cloud market share, and added a meaningful number of new hypergrowth and Global 1000 clients across our expanded global footprint. We expect these positive developments alongside the size and diversity of our bookings, revenue backlog and sales pipeline to enable revenue growth and profit margin expansion in 2020.

Paolillo continued, “With regard to any impact from the coronavirus, we have reflected our initial assumptions in our guidance. Given the diversity of our industry coverage and client delivery footprint, alongside our virtual Digital and Engage services capabilities, we currently do not expect a material impact to our 2020 financial and business results.”

Our full-year 2020 outlook, which excludes restructuring and impairment charges, is as follows:

Revenue between $1.757 and $1.773 billion, an increase of 6.9 and 7.9 percent over the prior year.

Operating Income margins between 8.2 and 8.4 percent.

•	Margins of approximately 12.9 percent for TTEC Digital and 7.3 percent for TTEC Engage

Adjusted EBITDA margins between 13.3 and 13.5 percent.

•	Margins of approximately 18.4 percent for TTEC Digital and 12.4 percent for TTEC Engage

Earnings Per Share between 2.03 and 2.10 cents.

Capital expenditures are estimated to between 3.6 and 3.8 percent of revenue, of which approximately 65 percent is growth oriented.

Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

Effective tax rate for the full year is estimated between 25 and 27 percent.

Diluted share count for the full year is estimated between 46.9 and 47.1 million.

We estimate the first half - second half 2020 mix as follows:

•	Revenue: 48 percent first half, 52 percent second half
•	Operating Income: 45 percent first half, 55 percent second half
•	Adjusted EBITDA: 47 percent first half, 53 percent second half
•	Earnings Per Share: 45 percent first half, 55 percent second half

We estimate the Digital - Engage 2020 mix as follows:

•	Revenue: 17 percent Digital, 83 percent Engage, of which 51 percent of Digital and 48 percent of Engage in the first half, respectively.
•	Operating Income: 26 percent Digital, 74 percent Engage, of which 56 percent of Digital and 41 percent of Engage in the first half, respectively.
•	Adjusted EBITDA: 23 percent Digital 77 percent Engage, of which 54 percent of Digital and 44 percent of Engage in the first half, respectively.

About TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is a leading global customer experience technology and services company focused on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, fraud prevention and detection, and content moderation services. Founded in 1982, the Company's 49,500 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holding, Inc.’s management and are subject to significant risks and uncertainties. Specifically, we would like for you to focus on risks related to our strategy execution, our ability to innovate and introduce technologies that are sufficiently disruptive to allow us to maintain and grow our market share, cybersecurity risk and risks inherent to our equity structure. Actual results may differ from what is expressed in the forward-looking statements. Risk Factors that could cause TTEC’s results to differ materially from those described in the forward-looking statements can be found in TTEC’s Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the U.S. Securities and Exchange Commission (the "SEC") and is available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

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Investor Relations Contact Paul Miller +1.303.397.8641	Public Relations Contact Nick Cerise +1.303.397.8331	Address 9197 South Peoria Street Englewood, CO 80112	Contact ttec.com +1.800.835.3832

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue	$461,326	$419,133	$1,643,704	$1,509,171

Operating Expenses:
Cost of services	345,694	313,372	1,242,887	1,157,927
Selling, general and administrative	53,894	47,817	202,540	182,428
Depreciation and amortization	18,634	17,127	69,086	69,179
Restructuring and integration charges, net	175	1,532	1,747	6,131
Impairment losses	166	332	3,735	1,452
Total operating expenses	418,563	380,180	1,519,995	1,417,117

Income From Operations	42,763	38,953	123,709	92,054
Other income (expense), net	(6,428)	(6,336)	(13,298)	(35,816)

Income Before Income Taxes	36,335	32,617	110,411	56,238
Provision for income taxes	(5,670)	(11,835)	(25,677)	(16,483)

Net Income	30,665	20,782	84,734	39,755
Net income attributable to noncontrolling interest	(2,402)	(449)	(7,570)	(3,938)

Net Income Attributable to TTEC Stockholders	$28,263	$20,333	$77,164	$35,817

Net Income Per Share
Basic	$0.66	$0.45	$1.83	$0.86
Diluted	$0.65	$0.45	$1.81	$0.86

Net Income Per Share Attributable to TTEC Stockholders
Basic	$0.61	$0.44	$1.66	$0.78
Diluted	$0.60	$0.44	$1.65	$0.77

Income From Operations Margin	9.3%	9.3%	7.5%	6.1%
Net Income Margin	6.6%	5.0%	5.2%	2.6%
Net Income Attributable to TTEC Stockholders Margin	6.1%	4.9%	4.7%	2.4%
Effective Tax Rate	15.6%	36.3%	23.3%	29.3%

Weighted Average Shares Outstanding
Basic	46,487	46,193	46,373	46,064
Diluted	46,830	46,390	46,758	46,385

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue:
TTEC Digital	$82,354	$69,552	$305,346	$238,799
TTEC Engage	378,972	349,581	1,338,358	1,270,372
Total	$461,326	$419,133	$1,643,704	$1,509,171

Income From Operations:
TTEC Digital	$11,754	$12,475	$38,927	$33,054
TTEC Engage	31,009	26,478	84,782	59,000
Total	$42,763	$38,953	$123,709	$92,054

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$82,407	$78,237
Accounts receivable, net	331,096	350,962
Other current assets	136,322	97,278
Total current assets	549,825	526,477

Property and equipment, net	176,633	161,523
Other assets	650,330	366,508

Total assets	$1,376,788	$1,054,508

LIABILITIES AND EQUITY
Total current liabilities	$363,289	$235,418
Other long-term liabilities	532,846	466,241
Redeemable noncontrolling interest	48,923	-
Total equity	431,730	352,849

Total liabilities and equity	$1,376,788	$1,054,508

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue	$461,326	$419,133	$1,643,704	$1,509,171

Reconciliation of Adjusted EBITDA:

Net Income	$30,665	$20,782	$84,734	$39,755
Interest income	(622)	(536)	(1,913)	(4,476)
Interest expense	5,576	6,040	19,113	28,674
Provision for income taxes	5,670	11,835	25,677	16,483
Depreciation and amortization	18,634	17,127	69,086	69,179
Asset impairment, restructuring and integration charges	341	1,864	5,482	7,583
Impairment of equity investment	-	-	-	15,632
Gain on sale of business units	(225)	(320)	(1,366)	(1,973)
Gain on sale of trademarks	-	-	(700)	-
Gain on recovery of receivables in connection with division in winddown	-	-	(1,416)	-
Changes in acquisition contingent consideration	-	(331)	(2,424)	(331)
Loss on asset held for sale reclassified to asset held and used	-	(384)	-	1,616
Gain on bargain purchase of acquisition	-	-	-	(685)
Allowance for doubtful accounts receivable from customer in bankruptcy	-	2,706	-	2,706
Writeoff of contract acquisition costs	-	1,436	-	1,436
Writeoff of value added tax due to change in foreign tax law	-	966	-	966
Equity-based compensation expenses	3,151	2,853	12,814	12,145

Adjusted EBITDA	$63,190	$64,038	$209,087	$188,710

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$30,665	$20,782	$84,734	$39,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,634	17,127	69,086	69,179
Other	4,293	(35,673)	84,169	59,411
Net cash provided by operating activities	53,592	2,236	237,989	168,345

Less - Total Cash Capital Expenditures	16,338	11,609	60,776	43,450

Free Cash Flow	$37,254	$(9,373)	$177,213	$124,895

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$42,763	$38,953	$123,709	$92,054
Restructuring charges, net	175	1,532	1,747	6,131
Impairment losses	166	332	3,735	1,452

Non-GAAP Income from Operations	$43,104	$40,817	$129,191	$99,637

Non-GAAP Income from Operations Margin	9.3%	9.7%	7.9%	6.6%

Allowance for doubtful accounts receivable from customer in bankruptcy	-	2,706	-	2,706
Writeoff of contract acquisition costs	-	1,436	-	1,436
Writeoff of value added tax due to change in foreign tax law	-	966	-	966

Adjusted Non-GAAP Income from Operations	$43,104	$45,925	$129,191	$104,745

Adjusted Non-GAAP Income from Operations Margin	9.3%	11.0%	7.9%	6.9%

Reconciliation of Non-GAAP EPS:

Net Income	$30,665	$20,782	$84,734	$39,755
Add:Asset restructuring and impairment charges	341	1,864	5,482	7,583
Add:Loss on asset held for sale reclassified to asset held and used	-	(384)	-	1,616
Add:Interest charge related to future purchase of remaining 30% for Motif acquisition	2,124	1,939	4,657	9,928
Add:Impairment of equity investment	-	-	-	15,632
Less:Changes in acquisition contingent consideration	-	(331)	(2,424)	(331)
Less:Gain on sale of business units	(225)	(320)	(1,366)	(1,973)
Less:Gain on sale of trademarks	-	-	(700)	-
Less:Gain on recovery of receivable in connection with division in winddown	-	-	(1,416)	-
Less:Gain on bargain purchase of acquisition	-	-	-	(685)
Add:Allowance for doubtful accounts receivable from customer in bankruptcy	-	2,706	-	2,706
Add:Writeoff of contract acquisition costs	-	1,436	-	1,436
Add:Writeoff of value added tax due to change in foreign tax law	-	966	-	966
Add:Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	(2,626)	791	(580)	(7,355)

Non-GAAP Net Income	$30,279	$29,449	$88,387	$69,278

Diluted shares outstanding	46,830	46,390	46,758	46,385

Non-GAAP EPS	$0.65	$0.63	$1.89	$1.49